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                              EX-10.17
                              Lease Agreement



                          STANDARD FORM OF LOFT LEASE

                    The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 9th day of October 1995, between STABAL REALTY CORP., as Agent for Gerald Finger, 141 Great Neck Road, Great neck, New York, party of the first part, hereinafter referred to as OWNER, and PURO CORPORATION OF AMERICA, 56-45 58th Street, Maspeth, New York, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner West half of the building known as 76-78 Mall Drive, Commack, New York, for the term of Five Years and Five (5) Months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of November nineteen hundred and ninety-five, and to end on the 31st day of March 2001 both dates inclusive, at an annual rental rate as shown on Schedule A which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first _____________ monthly installment(s) on the execution hereof (unless the lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Occupancy:   1. Tenant shall pay the rent as above and as hereinafter provided.

Use:         2. Tenant shall use and occupy demised premises for offices, warehousing, manufacturing, distribution and storage of water products provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purposes.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within sixty (60) days thereafter, at Tenant's expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due

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to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

Repairs:     4. Owner shall maintain and repair the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6, Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant' use or manner or use of the demised premises of the building (including the use permitted under the

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lease). Except as provided in Article 30 hereof, nothing herein shall require
Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violate any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity as so not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent thereunder, for that portion of all life insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to adsorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property-Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or cause by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall be not entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licenses, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licenses. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thence forth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided herein, Owner shall make the repairs and restorations under the conditions of
(b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors, insurance policies contain a cause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver or subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of such lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc. 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but not such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: (1) 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times is use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

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(1)  Rider to be added if necessary.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of less or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor any event shall the obligations of the tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligation hereunder.


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Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of tenant's business, tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premise. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payments of rent or additional rent; or if the demised premises becomes vacant or deserted "or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code);" or if any execution or attachment shall be issued against tenant or any Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the terms of this lease; then in any one or more of such events, upon Owner serving written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty
(30) day period, and if Tenant shall not have diligently commenced during such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expires as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises pursuant to a court order either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose or re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that he demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location or public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and subject to Landlord's work set forth in paragraph 65 of the rider, agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extent the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 233-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constitute a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount then the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment of Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising our of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder or part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (or which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, its pro rata share, as and when billed, of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinklers heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent its pro rata share, as and when billed, during the terms of this lease, as Tenant's portion of the contract price for sprinkler supervisory, alarm and maintenance service.

Elevators, Heat, Cleaning: 31. As long as Tenant is not in default under any of the covenants of this lease Owner shall: (a) provided necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent, Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised-premises are a part supplies manually operated elevator service. Owner may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) days written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Owner pursues with due diligence the completion of the alterations.

Security: 32. Tenant has deposited with Owner the sum of $10,541.66 as security for the faithful performance and observance by Tenant of the terms, provision and conditions of this lease; It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages of deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrances, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums in which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" are used in this lease, shall exclude Saturdays, Sundays, and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Whether it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Tenant shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Tenant shall insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of the Owner.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by owner under this Lease, and, if so, specifying each such default and stating such other matters as may reasonably be requested.

Directory Board Listing: 39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of the persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

     Rider of 162 pages containing paragraphs 41 through 79 and Schedule A annexed hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                       OWNER/LANDLORD:

Witness for Owner:                     STABAL REALTY CORP.          [CORP. SEAL]



________________________               By: /s/ Gerald Finger    Pres.     [L.S.]
                                           -------------------------------------


Witness for Tenant:                    PURO CORPORATION OF AMERICA  [CORP. SEAL]


________________________               By: /s/ Scott Levy       Pres.     [L.S.]
                                           -------------------------------------

                                ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK,         ss.:
County of

     On this ___________ day of ___________, 19__, before me personally came to me known, who being by me duly sworn, did depose and say that he resides in that he is the ________________ of ____________________________________________ the
corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                            ----------------------------------


INDIVIDUAL TENANT
STATE OF NEW YORK,         ss.:
County of

     On this __________ day of __________, 19__, before me personally came ___________ to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _________________________ he executed the same.

                                            ----------------------------------

                             IMPORTANT - PLEASE READ

                      RULES AND REGULATIONS ATTACHED TO AND
                          MADE A PART OF THIS LEASE IN
                           ACCORDANCE WITH ARTICLE 36.

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingrees or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except hose equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odor, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same with0out any liability and may change the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination if his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

     9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

     11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

     13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

         Address

         Premises
================================================================================

                                       TO

================================================================================
                                STANDARD FORM OF
(SEAL)                             LOFT LEASE                             (SEAL)

                     The Real Estate Board of New York, Inc.
                    (C) Copyright 1994. All rights Reserved.
                  Reproduction in whole or in part prohibited.
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LEASE BETWEEN STABAL REALTY AS AGENT FOR GERALD FINGER,
AS LANDLORD OR OWNER,
AND PURO CORPORATION OF AMERICA,
AS TENANT,
DATED THE 9TH DAY OF OCTOBER, 1995.
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41. REAL ESTATE TAXES. As and for additional rent hereunder, Tenant agrees to pay to the Landlord fifty (50%) percent of all real estate taxes, sewer charges, water charges and all other governmental assessments or impositions ("Taxes") imposed on the building and tax lot of which the demised premises are a part in excess of the Taxes for the year 1994/95. Said taxes shall be due and payable upon Tenant's receipt of a bill therefor, which Landlord agrees to tender not earlier than thirty (30) days prior to the date same must be paid to the assessing authority. The said obligation to pay such Taxes for the first and final lease year shall be pro-rated. In the event that such Taxes are not paid by the Tenant to the Landlord within thirty (30) days after such Taxes are billed, the Landlord, at its option, may add the amount thereof to the rent of any month thereafter to become due and the same shall be collectible as additional rent. Notwithstanding the foregoing, Tenant's liability for increased taxes for the tax year 1995/96 shall not exceed the lesser of said increase or $1,000.00.

Landlord may, at its option, collect from Tenant monthly together with the payments of Basic Rent an amount reasonably estimated by Landlord to be one-twelfth (1/12) of the Taxes to be due for the next succeeding tax payment period.

If the method of real estate taxation now in force in the State of New York shall be changed so that taxes are no longer levied in whole or in part against the demised premises, but are transferred, in effect, to income of the Landlord or to some other means assessable against the Landlord, then the Tenant agrees to pay such substitute taxes as "additional rent" in the same manner as the real estate taxes above mentioned. If such taxes are transferred to the income of the Landlord, Tenant's share shall be computed and paid as if the property of which the demised premises are a part were the sole property owned by the Landlord.

42. ADDITIONAL MAINTENANCE. Tenant shall maintain and repair the parking, driveways, entries, exits, walks, loading facilities, curbs and lighting ("Common Areas") servicing that part of the property of which the demised premises are a part including but not limited to maintenance of the paved and parking areas, snow removal, sanding and parking field cleaning, maintenance of the storm and sanitary systems, maintenance and use of domestic water supply and fire sprinkler system. Tenant shall reimburse to Landlord fifty (50%) percent of Landlord's insurance cost for building replacement from damage due to fire or other casualty, Landlord's liability and loss of rent, sprinkler monitoring, sprinkler supervisory charges, 2" valve tests, ISO inspection fees, periodic environmental compliance audits as described in Article 69 hereof.

Landlord will maintain lawns, shrubs and landscape sprinkler system for the first lease year. Tenant will pay Landlord $750.00 simultaneously with the execution of the lease for said service. Thereafter, Tenant shall be solely responsible for such maintenance.

43. BROKER. A. Landlord and Tenant warrant and represent to each other that no broker brought about the execution of this lease other than Buck Realty ("Broker") and Landlord agrees to pay the commission by separate agreement between Landlord and said broker. Tenant agrees to indemnify and hold the Landlord harmless against any and all claims of any nature whatsoever by any other person, firm or corporation for any brokerage commissions or any other compensation in connection with this lease transaction arising from any act on the part of Tenant.

     B. In the event the Tenant vacates the demised premises and ceases paying the minimum rent and additional rent prior to the expiration of the term without first obtaining the written consent of the Landlord or is evicted through summary proceedings, the Tenant agrees to pay to the Landlord as additional rent that part of the real estate brokerage commission, if any, previously incurred or paid to the Broker, calculated on the unexpired term of the lease, and further agrees to pay to the Landlord any brokerage commissions for re-renting the demised premises for the unexpired term of this lease.

44. NOTICES. All notices required to be sent under this lease shall be in writing, sent by certified mail or by overnight courier or by hand delivering same to the addresses as follows:

         To the Landlord:                   STABAL REALTY CORP.
                                            c/o Gerald Finger
                                            141 Great Neck Road
                                            Great Neck,  New York  11021

         With a copy to:                    ROTHSTEIN & WEINSTEIN, LLP
                                            445 Broad Hollow Road
                                            Melville,  New York  11747
                                            Attn:  Michael L. Weinstein, Esq.

         To the Tenant:                     At the demised premises

         With a copy to:                    PURO CORPORATION OF AMERICA
                                            56-45 58th Street
                                            Maspeth,  New York  11378

Either party hereto may designate any other address to which notices shall be sent, by notice sent in accordance with the provisions of this paragraph.


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

The effective date of such notice shall be the second day after mailing or the date of actual delivery, whichever first occurs.

45. PARKING AND COMMON AREA. Tenant shall have a nonexclusive right of use of the west half of parking areas, streets, driveways, alleys, entrances and exits ("Parking") adjoining the demised premises insofar as permitted by law. Public parking areas provided by Landlord in and about said premises are acknowledged to be intended primarily for use by customers and visitors to said premises. Tenant shall not and shall not permit its employees to use said parking areas, the street, alleys, or vacant lands at said premises for the parking or storage of any automobiles, trucks or vehicles owned or used by them except as may be approved and designated in writing by Landlord, and Tenant shall furnish to Landlord an up to date written statement of the names of all employees, agents and representatives employed in or at the premises by Tenant and the license registration number of all vehicles owned or used by Tenant or by such employees, agents or representatives and any changes thereto as they occur.

The parking and all other common areas and facilities provided by the Landlord for the general use, of Tenants, their employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right to establish, modify, change and enforce reasonable, uniform and non-discriminatory rules and regulations with respect to the Parking and any other common areas and facilities hereinabove mentioned, and Tenant agrees at all times to abide by and conform to such rules and regulations.

Landlord shall have the right to close any part of the Parking or other common areas and facilities for such time as may be necessary to prevent a dedication thereof or the accrual of any rights in any person or in order to discourage non-customer parking or other unauthorized parking or to repair or replace the same, and to make repairs to the Parking and other common areas and facilities as Landlord in its sole discretion deems necessary.

46. OPTION TO RENEW. Provided Tenant has not been at any time during the initial term hereof in default in observing and performing any of the terms and conditions of this lease on its part to be observed and performed, Tenant may extend this lease for an additional five (5) year period from April 1, 2001 through March 31, 2006, on all of the terms and conditions as are herein set forth except that for such renewal the net minimum basic annual rent shall be as set forth on Schedule A. To exercise the options herein granted Tenant must notify Landlord in writing pursuant to the notice provisions of this lease by notice received not later than nine (9) months nor more than twelve (12) months prior to the expiration of the initial term of this Lease, time being expressly of the essence with respect to such notice.

47. INDEMNIFICATION. Commencing with the earlier of the date of the commencement of the term of this lease or the date Tenant takes possession of the demised premises Tenant hereby


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covenants and agrees to hold the Landlord harmless from and against any and all claims, suits, damages or causes of action for damages (and against any orders or decrees or judgments which may be entered thereon) resulting from injury or alleged injury to persons and/or property or loss of life sustained in or about the demised premises during the demised term, or upon the Parking by any person or persons whatever and caused or allegedly caused by the Tenant, its agents, employees or invitees or the property or vehicles of Tenant and its employees, agents and invitees; provided, however, that the foregoing provisions of this Article shall not extend to the gross negligence, willful acts or defaults of the Landlord or its agents, employees or independent contractors.

48. INSURANCE AND LANDLORD LIABILITY. A. The Tenant shall during the demised term maintain general liability insurance policies providing personal injury coverage in an amount of not less the $3,000,000.00 combined single limit coverage in the event of injury or death to one or more persons and property damage insuring both the Landlord and the Tenant. If at any time the Tenant fails to pay the premium for the insurance required by this Article the Landlord may, after ten (10) days prior written notice to Tenant, pay the premiums therefor and any and all sums so paid by the Landlord shall be collectible from the Tenant as additional rent under this lease due and payable immediately. Any payment by Landlord or failure to assert any claim against Tenant by reason of its failure to make such payment shall not be deemed to waive or release the default in payment hereof by Tenant or any of the remedies of Landlord. Such policy (s) shall contain a provision or endorsement to the effect that the same shall not be cancelable except on thirty (30) days written notice to Landlord by the insurance carrier. Copies of policies or renewals thereof shall be deposited with Landlord at least thirty (30) days prior to the expiration of the policy it is to replace or renew. Tenant shall have the right to maintain such insurance under a blanket policy. The policy limit minimums may be increased by Landlord from time to time to amounts not in excess of the amounts stated herein, adjusted to reflect the increase (if any) in the United States Department of Labor Bureau of Labor Statistics, Consumer Price Index for all goods and services for Nassau and Suffolk Counties on the 1985-87=100 base from the date hereof to the date of any such increase.

     B. Tenant covenants and agrees that the Landlord shall not be liable for any damage to the property of Tenant, its agents, employees or invitees, as a result of any leak in the demised premises whether or not same results from a cause or event which it is the Landlord's obligation to maintain or repair pursuant to the terms hereof; and Tenant specifically agrees to look solely to its own funds and to its insurance to compensate it for any damage thus occurring. Tenant further agrees that any insurance policies carried by it covering its personal property shall contain specific provisions whereby the insurance carrier waives all rights subrogation against the Landlord. Nothing herein shall be deemed to absolve the Landlord from liability from acts of gross negligence or wilful misconduct.

49. REIMBURSEMENT TO LANDLORD. In the event that the Landlord shall pay or be required to pay any sum of money, or do any act which shall require the expenditure of any sums by reason of the failure of the Tenant to perform any of the covenants, terms or conditions herein contained within fifteen (15) days after receipt of written notice to do so (except that in the case of emergency no such notice shall be necessary), the Tenant covenants to repay such sums immediately on demand to the Landlord as additional rent, together with interest at the highest rate permitted by law. Nothing contained herein shall be construed to waive the right of the Landlord upon expending such sums to collect such sums with interest by plenary or summary proceeding.

50. ACCEPTANCE BY TENANT OF PHYSICAL CONDITIONS. The Tenant acknowledges having inspected the demised premises throughout and accepts same in their "as is" condition without representation or warranty by the Landlord as to the condition of the said demised premises and without any repair, replacement, alteration or redecoration to be made by Landlord except that Landlord represents that the plumbing, electrical and HVAC systems will be in working order at the commencement date of this lease. Further, Landlord shall not be responsible for any latent, hidden or other defects unless it has specific prior knowledge thereof or unless otherwise provided. Tenant covenants that the rent hereunder shall in no case be withheld or diminished on account of any defect or change in the condition of the demised premises, or on account of any damage occurring thereto during the term of this lease except as otherwise herein provided

51. SECURITY INTERESTS AND MECHANIC'S. If, without Landlord's prior consent, any chattel mortgage, conditional bill of sale or other security agreement or any mechanic's or other liens or order for the payment of money shall be filed against the demised premises or any building or improvement thereon by reason of or arising out of any equipment, fixture, labor or material furnished or alleged to have been furnished or to be furnished to or for the Tenant at the demised premises, the Tenant shall cause the same to be canceled and discharged of record by payment, bond or otherwise, at the sole expense of the Tenant. Such cancellation and discharge shall be effected by the Tenant within thirty (30) days after notice of filing of such security interest or lien from the Landlord or within thirty (30) days after Tenant has actual notice of such filing from any other source. Landlord shall defend, at the Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, liens or orders and the Tenant shall pay any damages and discharge any judgment entered therein and save harmless the Landlord from any claim or damage resulting therefrom. Tenant shall reimburse Landlord the cost of such defense as additional rent immediately upon demand therefor.

52. OBLIGATION AS TO CLEANING, RUBBISH REMOVAL, HEAT AND UTILITIES. It is understood that the Tenant shall be responsible for and furnish to the demised premises all heat, hot water, water, gas, electric and other utilities. Tenant shall be responsible for the cost of all repairs and restoration caused by Tenant's failure to maintain sufficient heat. Tenant shall be responsible for the cleaning and repair of any septic tank or cesspool appurtenant to the demised premises and the hook-up to any municipal sewer system which may be utilized by the demised premises. In the event of such hook-up Tenant's share of the cost thereof shall be the same as its share of real estate taxes as set forth in paragraph 41 hereof. Tenant shall at Tenant's expense, keep the demised premises and the area surrounding same clean and in order to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's refuse and rubbish from the building at least weekly and more frequently as Landlord may reasonably request. The removal of such refuse and rubbish by Tenant shall be subject to such reasonable rules and regulations as are, in the judgment of Landlord, necessary for the proper operation of the building. Landlord reserves the right to interrupt services of plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption of plumbing and electric service nor shall rent abate, during any such period or when interruption is caused by strikes, accidents or by any cause beyond Landlord's control, or by laws, orders or regulations of any Federal, State or Municipal Authority, or inability to obtain gas, oil or other suitable fuel supply. Nothing herein shall impose any obligation on Landlord to supply any such services or utilities.

53. NON-ASSERTION OF COUNTERCLAIM, ETC. It is hereby expressly understood and agreed by and between the parties hereto, that the Tenant shall not be entitled to any abatement of rent diminution of rent in any summary proceedings between the parties hereto for the non-payment of rent or any item of additional rent or in any other actions or proceedings by reason of any breach by the Landlord or any covenants contained in this lease on its part to be performed; and in any such summary proceedings or other actions or proceedings, the Tenant shall not have the right of set-off by way of damages, recoupment or counterclaim for any damages which the Tenant may have sustained by reason of the Landlord's failure to perform any of the terms, covenants and conditions contained in this lease on its part to be performed, or for any other cause but the said Tenant shall be relegated to an independent action for damages and such independent action shall not at any time be tried jointly or consolidated with any summary proceeding instituted by the Landlord.

54. ENTIRE AGREEMENT, MODIFICATIONS IN WRITING. There are no representations, warranties or other terms of agreement between the parties except as set forth in this lease. This Lease shall not be modified in any manner whatsoever, except by an instrument in writing signed by the Landlord and Tenant and the holder of any current or future mortgage (if so required). This lease evidences the entire agreement of the parties hereto.

55. COVENANTS, RESTRICTIONS AND EASEMENTS. The demised premises are leased to the Tenant subject to covenants, restrictions, easements and agreements of record, now in force and effect affecting said premises and to any public utility easements hereafter created, provided that the same do not prohibit the maintenance of the building of which the demised premises are a part and the use for which the demised premises have been let under the terms of this lease.

56. NON-RECORDING OF LEASE. Tenant expressly warrants and represents that it will not record this lease.


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

57. SIGNS. Anything to the contrary herein notwithstanding, Tenant, at its own cost and expense, is given permission to erect signs on the exterior of the demised premises provided:

     (a) said sign shall comply with all rules and regulations of any governing authorities having jurisdiction thereover; (b) said signs shall not interfere with the signs of any other tenants of Landlord adjacent to or in close proximity to the demised premises; (c) said signs shall be installed without damage to the building of which the demised premises are a part and are to be removed at Tenant's expense at the expiration of the term of this lease; (d) said signs shall be erected only in such places and manner as shall be approved, in advance by the Landlord; and (e) the size, appearance and contents of any proposed sign shall be approved, in advance, by Landlord and shall be in character with the building of which the demised premises are a part.

58. RETURN OF PREMISES. At the end or other termination of this Lease, Tenant shall return the demised premises to Landlord vacant and broom clean and free of oil, grease, dirt and any other material causing stains, with all penetrations in walls, ceilings and floors properly repaired, with all mechanical, electrical and plumbing in the same order and repair as they were at the commencement of this Lease. No wall paper or glued flooring material shall remain in the premises except as same exists as of the commencement date of this lease. No debris shall be left on or about the demised premises. The premises shall be free of any odor or smell caused by the Tenant's occupancy.

59. NON-INTERFERENCE ON EARLIER POSSESSION. (Continuation of paragraph 24) If the Tenant enters into possession prior to the date of the commencement of the term of this lease, the Tenant, its agents, servants, employees and contractors shall not interfere with any work which the Landlord is required to perform hereunder prior to the date of the commencement of the term of this lease. All of the terms of this Lease shall govern any such earlier possession.

60. ESTOPPEL CERTIFICATE. Tenant agrees at any time upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying (A) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (B) whether or not there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Tenant to be performed (and if so, specifying the same), and (C) the dates to which the basic rent and items of additional rent and other charges have been paid and any advance payments, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser or mortgagee of the fee of the demised premises or any assignee of any such mortgagee.

61. LABOR AND MATERIALS. The Tenant agrees that any alterations or installations that it may make or cause to be made in the demised premises pursuant to paragraph 3 hereof, shall be


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

accomplished by licensed contractors using UL Listed Class A non-combustible materials or materials which are consistent with the ISO fire classification of the building and that all required governmental permits and approvals will be obtained prior to the commencement of any such work. Any such work shall be accomplished so as not to interfere with the use of the building of which the demised premises are a part by other tenants.

62. ASSIGNMENT AND SUBLETTING. In the event the Tenant desires to assign this lease or sublet all but not a part of the demised premises, the Landlord will not unreasonably withhold its consent provided the proposed assignee or undertenant is financially responsible, of good reputation and provided such underletting shall be at an annual rental of not less than the annual rental rates then being charged under leases being entered into by the Landlord or any of its affiliates for comparable space and provided further that the proposed assignee or undertenant is not then a tenant of Landlord nor an occupant of any part of the building. Tenant shall submit to the Landlord the name of the proposed assignee or sub-tenant and such information as to its financial responsibility and reputation as Landlord may reasonably require. Upon receipt of such request and upon the furnishing of such information by the Tenant, Landlord shall have the option to cancel and terminate this lease.

If the Landlord desires to exercise its option to cancel, it shall do so by notice in writing, within thirty (30) days from receipt of Tenant's request and the furnishing of the information set forth above. Such notice shall set forth the date of cancellation, which date shall be no less than sixty (60) days nor more than ninety (90) days from the date of the service of the notice. Upon such date the lease for the entire premises shall cease and terminate with the same force and effect as though the date set forth in the notice of cancellation was the date set forth in the Lease as the expiration of the term and the Tenant shall surrender possession of the premises in accordance with the provisions of the lease relating to surrender of the demised premises at the expiration of the term.

If the Landlord does not exercise its option to cancel as aforementioned and the Tenant has supplied the name and other information set forth above of the proposed assignee or subtenant as required above and the Landlord has consented in writing to the proposed assignment or sub-lease, the Tenant may assign or sublease provided:

     A. The Tenant is not then in default in the performance of any of the terms, covenants or conditions of this Lease on its part to be performed; and

     B. A photostatic copy or duplicate original of the assignment or sublease and any amendments or modification thereof shall be delivered to the Landlord within five (5) days from the date of execution thereof; and

     C. Any assignment shall include an assignment of the security deposited hereunder and an acknowledged assumption in recordable form by the assignee of all of the Tenant's obligations hereunder assuming all of the terms and conditions of the lease including but not limited to the


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payment of rent and additional rent as described therein, and the assignee or subtenant deposits with the Landlord an additional three (3) months' security under the lease.

The provisions above apply to each such proposed assignment or subletting and no such proposed assignment, sublease, amendment or modification thereof shall be effective unless and until all of the foregoing have been complied with. It is further agreed that no such assignment or sub-letting shall relieve the Tenant form its obligations under this Lease and the provisions of this paragraph apply to each and every proposed assignment, sublease, amendment and modification. No further assignment or subletting shall be made except upon full compliance with all of the terms and conditions of this paragraph. It is expressly understood and agreed that there is no right to assign or sublet less than the entire demised premises.

63. STRUCTURAL AND ROOF REPAIRS. Notwithstanding and in addition to the provisions of Paragraph "4" hereof, it is understood and agreed that the Landlord, at its expense, will make no structural repairs except foundations, roof, exterior walls (other than floors and windows therein) and bearing partitions. Tenant shall make all other structural and non-structural repairs.

64. EXTRAS AND ADDITIONAL RENT. Tenant's obligation to pay for any work or materials and any other items of expense for which the Tenant is liable hereunder in addition to the basic rental shall be deemed to be additional rent and may be added by the Landlord to any installment of basic rent thereafter payable. Any such sum may be collected by Landlord as if originally reserved as rent hereunder.

65. RENT TO BE PAID ON 1ST OF THE MONTH AT LANDLORD'S OPTION IF LEASE COMMENCES ON A DATE OTHER THAN THE FIRST. If the term of this lease commences on a date other than the first of a month then Landlord at any time thereafter upon notice to the Tenant, may elect to have the monthly rent payable on the first day of the month following the giving of such notice and on the first day of each month thereafter the Tenant shall pay to the Landlord the monthly basic rent except that on the first day of the month following the giving of such notice the Tenant shall receive a pro-rata credit for any prepaid rental in such month and that in the final month of this lease the Tenant shall pay to the Landlord on the first day of said month pro-rata rent from the first day of that month until the date of termination of this lease.

66. LATE CHARGES AND BAD CHECKS. If any rent or additional rent is not paid within ten (10) days of its due date Tenant agrees to pay Landlord over and above the rental payment, a late charge of the greater of four (4%) percent of the amount of any rent or additional rent not paid. A Fifty ($50.00) Dollar charge will be assessed for all checks returned marked "insufficient funds". Said charges shall be deemed to be due and collectible as additional rent.


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

67. PRIOR TENANCIES. Tenant acknowledges that the demised premises are presently occupied. This lease is expressly subject to and conditioned upon the present lease being cancelled or otherwise terminated and the existing tenant vacating the premises.

68. ATTORNEYS FEES. In the event a summary proceeding is commenced by Landlord for non-payment of rent or any items of additional rent hereunder, the prevailing party shall be entitled to reasonable attorneys fees and disbursements. Such attorneys fees and disbursements may be added to the amount demanded in any such summary proceeding by Landlord.

69. ENVIRONMENTAL HAZARDS.

     A. Definitions.

          1. As used herein, the term "Hazardous Material" or "Hazardous Substance" means any hazardous or toxic substance, material, waste, pollutant or contaminant which is or becomes regulated by any state or local governmental authority or the United States government and includes but is not limited to those substances so designated in or by the Federal Resource Conservation and Recovery Act, (42 U.S.C., Section 6901 et seq.), of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, (48 U.S.C.
Section 1801 et seq.), the regulations promulgated pursuant to said laws; the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto), the Environmental Protection Agency (40 CFR Part 302 and amendments thereto); the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 3011, et seq., as amended), Superfund Amendments and Reauthorization Act ("SARA"), Reserve Conservation & Recovery Act "RCRA", the Clean Air Act, (42 U.S.C.
Section 7401 et seq.), the Environmental Conservation Law of the State of New York and the regulations thereunder, and any other local, state and/or federal laws or regulations, whether currently in existence or hereafter enacted ("Applicable Laws"), that govern (i) the existence, cleanup and/or remediation of contamination on property; (ii) the protection of the environment from spilled, migrated, deposited or otherwise emplaced contamination; (iii) the control of hazardous substances, materials and/or wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Substances or Hazardous Materials, including building materials.

     B. Tenant's Covenants: Use of Hazardous Substances/Periodic Notice

          1. Acceptance of Premises and Covenant to Surrender. No spill, deposit, emission, leakage or other release of Hazardous Substance in the soils, groundwaters, waters shall be deemed to be normal "wear and tear" as said term is used elsewhere in this lease. Tenant shall be responsible to promptly and completely clean up any such release as shall occur on the leased premises during the term of the lease and shall surrender the premises free of any contamination or other damage caused by such occurrences during the term of the lease.


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

During the term of this lease, Tenant shall be solely responsible to protect against intentional or negligent acts or omissions of third parties which might result directly or indirectly in the discharge, release, disposal or other emplacement or Hazardous Substances on or in the premises.

          2. Maintenance of Premises. Tenant shall, at its sole cost, keep and maintain the premises in good and sanitary order, condition and repair. Tenant shall promptly respond to and/or clean up any release or threatened release of any Hazardous Substance in the drainage systems, soils, groundwater, waters or atmosphere, in a safe manner, in accordance with Applicable Laws, and as authorized or approved by governmental agencies having authority to regulate the permitting, handling and clean up of hazardous substances.

          3. Use of Hazardous Substances. Tenant shall not use, store, generate, treat, transport or dispose of any Hazardous Substance on the premises without first obtaining Landlord's written approval, which approval may be reasonably withheld. Tenant shall notify Landlord and obtain such approval in writing at least fifteen (15) days prior to bringing any Hazardous Substance onto the premises. Landlord may withdraw approval of any such substance at any time, for reasonable cause related to the threat of site contamination or damage or injury to persons, property or resources on or near the site. Receipt of notice that Landlord has withheld its approval for any substance or Landlord's failure to approve the use of a Hazardous Substance under this paragraph shall not limit or affect Tenant's obligations under this lease, including Tenant's duty to remedy or remove releases or threatened releases; to comply with Applicable Law relating to the use, storage, generation, treatment, transportation and/or disposal of such substances and to indemnify Landlord against any harms or damages caused by such substances.

          4. Reports to Landlord. For any month in which any Hazardous Substances have been used, generated, treated, stored, transported or otherwise been present on or in the premises, Tenant shall provide Landlord with a written report listing (i) the Hazardous Substances which were present on or in the premises; (ii) all releases of Hazardous Substances that occurred or were discovered on the premises; (iii) all Hazardous Substance related compliance activities, including all contacts with administrative agencies in any way concerning Hazardous Substances; (iv) all requests from third parties for cleanup or compliance occurring or received; and (v) all manifests, business plans, consent agreements or other contracts relating to Hazardous Substances executed or requested during that time period. The report shall include copies of all documents and correspondence related to such activities and written reports of verbal contacts.

     C. Responsibility on Discovery of Contamination of the Premises

          The provisions of clauses 1,2,3,4 and 5 of this paragraph apply whenever any Hazardous Substances are discovered on or in the premises whether discovered by the Tenant or by any person or government entity at any time during or after the term of this lease, except if such Hazardous Substances or Hazardous Materials were originally deposited, discharged or emplaced solely by Landlord or prior to the commencement of this Lease.

          1. Notification by Tenant. The Tenant shall immediately notify the Landlord in writing of any actual or threatened release of any Hazardous Substance or Hazardous Material on the demised premises. Tenant shall similarly provide immediate written notification to the Landlord if Tenant receives any notification from any local, state or federal official or agency which pertains to Hazardous Substances or Hazardous Materials, including, but not limited to, notices of violation, requests for inspection or information.

          2. Notification by Landlord. If Landlord determines through any means (whether or not mandated or permitted by this lease) that any release, discharge, spill or deposit of any Hazardous Substance has occurred or is occurring which in any way affects or threatens to affect the premises or the people, structures, equipment or other property thereon, Landlord shall notify Tenant immediately.

          3. Response and Remedial Actions. Tenant shall initiate all activities necessary to respond to, remedy or remove Hazardous Substances located on or in the premises, within ten (10) days after discovery thereof or after being notified by the Landlord or by any local, state or federal agency of the existence of such substances on site except in such instances where the presence of Hazardous Substances has been demonstrably caused by Landlord, in which case Landlord shall be responsible for said response, remedy and removal. Tenant shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand or any third party claim or demand relating to potential or actual contamination on the premises. The responsibility conferred under this paragraph includes, but is not limited to, responding to such orders on behalf of Landlord and defending against any assertion of Landlord's financial responsibility or individual duty to perform under such orders. Tenant shall assume, pursuant to paragraph D-1 (i) above, any liabilities or responsibilities which are assessed against Landlord in any action described under this paragraph C-3.

          The Tenant shall be fully responsible for the conduct of such response and remedial activities, which shall be accomplished as quickly as reasonably possible. All such work shall be performed in accordance with Applicable Law. Tenant shall directly contract for or perform all such actions in his own name and shall dispose of any Hazardous Substances removed from the premises in accordance with Applicable Law. Without waiving its rights hereunder, Landlord may, at its option, perform such remedial or removal work as described above and thereafter seek reimbursement for the costs thereof. Tenant shall permit Landlord access to the site to perform such remedial activities. Whenever Landlord has incurred costs described in this section, the Tenant shall within ten (10) days of receipt of notice thereof, reimburse Landlord for all such expenses together with interest from the date of expenditure at the prime rate plus two (2%) percent.

          Copies of all reports, notices, correspondence or other documents received from or submitted to governmental authorities, and of all technical data, test results, expert opinions and other materials generated in connection with the contamination or other response or remedial activities, shall be provided to all parties to this lease.

          4. Rental Abatement. Except in an instance where the contamination is caused by Tenant or Tenant's employees or agents, if it is reasonably determined that the contamination or the clean-up therefor will prevent or limit Tenant's use of the premises or will unreasonably interfere with access thereto, Tenant's rental obligation will be equitably abated.

          5. Agency and Third Party Action. Without limiting Tenant's obligations under any other paragraph of this agreement, Tenant shall be responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand relating to potential or actual contamination on the premises.

     D. Indemnity and Release

          1. Indemnity. Tenant shall indemnify, defend and save harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys' fees, in any way connected with any way connected with any injury to person or damage to any property of or any loss to Landlord occasioned in any way by Hazardous Substances or Hazardous Materials on the property or by the negligent or intentional activities of Tenant before, during or after Tenant's occupancy of the property.

          2. Release. Tenant hereby waives, releases and discharges forever Landlord from all present and future claims, demands, suits, legal and administrative proceedings and from all liability for damages, losses, costs liabilities, fees and expenses, present and future, arising out of or in any way connected with Landlord's use, maintenance, ownership or operation of the property, any condition of environmental contamination on the property or the existence of hazardous substances or hazardous materials in any state on the property, however, they came to be emplaced there.

     F. Landlord's Right to Conduct an Environmental Audit

          1. Landlord and the Landlord's designated agent shall have the right to enter and inspect the building of which the demised premises are a part and the demised premises periodically to determine the Tenant's compliance with the provisions of this Article 69. The Landlord shall also have the right to conduct an environmental audit of the leased premises for the purposes of establishing the Tenant's compliance with the provisions of this lease which involve Hazardous Substances or Materials. The cost of any general environmental audit shall be borne by the Tenant as set forth in paragraph 42 I and, if any such audit reveals specific non-compliance with Applicable Laws, by the Tenant.

          2. If Tenant generates hazardous and/or toxic wastes Tenant shall reimburse Landlord for the periodic testing of sanitary and storm drains and drainage systems and for the cost to clean same if any contamination is found. Such reimbursement shall be collectible as Additional Rent.

     G. If during the term of this lease or Tenant's occupancy of the demised premises Landlord or any predecessor in title to the premises of which the demised premises are a part is required to undertake the removal, clean-up, neutralization or any other affirmative act with respect to the presence or suspected presence of any Hazardous Substance or Hazardous Material, whether of the Landlord's own choice or as the result of a directive or order from any governmental authority or court having jurisdiction, the Tenant specifically acknowledges and agrees that any such action shall not be a breach of the covenant of quiet enjoyment of the premises and further, the Tenant shall be entitled to an abatement of rent, pro rata, as to any area of the demised premises (but not the parking area or other common areas) Tenant vacates to permit clean-up. Tenant further agrees to cooperate fully with the Landlord in connection with any such actions, including removal from the premises, or any such portion thereof to permit such action as may be required of Landlord. It is specifically understood and agreed that nothing herein contained shall relieve the Tenant from any liability to the Landlord or any governmental authority as a result of any actions of the Tenant, its employees, or agents or invitees with respect to the causation of any such Hazardous Substance or Hazardous Material at the premises.

     H. Failure of the Tenant to comply with the terms of this paragraph 69 and to maintain the demised premises free of Hazardous Materials or Hazardous Substances shall be deemed a material breach of this lease entitling Landlord to immediately terminate same.

70. BUSINESS METHODS. Tenant agrees that Landlord shall have the right to prohibit the continued use by Tenant of any method of business operation, advertising or interior display, if, in Landlord's opinion, the continued use thereof would impair the reputation of the Landlord's premises or is otherwise out of the harmony with the general character thereof, and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities.

71. EXHAUST. If required by law or the nature of Tenant's operations Tenant shall provide all necessary hoods, exhaust fans and ventilating devices with grease eliminatory filters and grease gutters which shall, at Tenant's own cost and expense, be kept in a safe manner and cleaned at reasonable intervals. All soil lines shall, at Tenant's own cost and expense be protected by grease interceptors and these must be cleaned, maintained and emptied at reasonable intervals by Tenant.

72. EARLY VACATING. In the event Tenant vacates the premises prior to the termination date of this lease the corporation officers or shareholders or the general partners executing this lease on behalf of Tenant or such other guarantors who execute the guarantee at the end of this Rider personally guarantee the payment of all rent and additional rent that has accrued to the date the premises are vacated together with the costs of restoring the premises in accordance with the provisions of this lease and Tenant's obligations under paragraph 69 hereof.

73. LESSOR'S EXCULPATORY. Notwithstanding any provisions of this lease to the contrary, in the event of a breach or default by Landlord, its successors or assigns, or any of its obligations hereunder of any kind or nature whatsoever, or of any provisions of this lease, Tenant shall look solely to the equity of the Landlord, its successors or assigns in the demised premises or the building of which they are a part for the satisfaction of Tenant's remedies and no personal judgment shall be sought against the Landlord, its successors or assigns. It is expressly understood and agreed that the liability of the Landlord, its successors or assigns under the terms, covenants, conditions, warranties and obligations of this lease shall in no event exceed the loss of its equity in the demised premises or the building of which they are a part.

74. MULTIPLE DEFAULTS. Notwithstanding any provisions in the lease permitting Tenant to cure any default within a specified period of time, if Tenant shall default (i) in the timely payment of rent or additional rent, and such default shall continue or be repeated for two consecutive months or for a total of four months in any period of twelve months or (ii) in the performance of any particular term, condition or covenant of this lease more than two times in any period of six months then, notwithstanding that such defaults shall have each been cured within the period after notice, if any, as provided in this lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may cancel or terminate this lease as provided herein without affording to Tenant an opportunity to cure such further default.

75. TRANSMITTAL OF LEASE. This lease transmitted for examination and this lease shall become effective only upon execution thereof by the parties thereto.

76. CONFLICTS. Wherever there is a conflict between the rider and the printed part of this lease, the terms of the rider shall prevail.

77. Simultaneously with each rent increase date Tenant will deposit with the Landlord such additional security as is required to bring the minimum to two (2) months of the then current minimum monthly rent. Should Tenant fail to make any such additional security deposit Landlord may collect same as additional rent due hereunder.

78. Landlord, at its sole cost and expense, will complete the following work at the demised premises within sixty (60) days after Tenant takes possession of the demised premises.

     A. Enlarge one drive-in bay to 12 feet wide by 13.5 feet high (minimum dimension);

     B. Alter one of the existing three tail gate loading platforms to a drive-in loading dock with the dimensions of 12 feet wide by 13.5 feet high (minimum dimension);

     C. Repair fence at the rear of the demised premises; All fences in good working order; [ILLEGIBLE]

     D. Raise the depressed drain in parking area and repair driveway on west side of building. In addition, all driveway areas where necessary to be fixed [ILLEGIBLE]

     E.   Seal opening in wall dividing building.

79. In the event Tenant holds over at the end of the demised term same shall be deemed a month to month tenancy only at monthly rent of one hundred fifty (150%) percent of the rent due for the last month of this lease.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                    STABAL REALTY CORP.
                                    Landlord

                                    BY: /s/ Gerald Finger
                                       ---------------------------------


                                    PURO CORPORATION OF AMERICA
                                    Tenant

                                    BY: /s/ Scott Levy
                                       ---------------------------------

                                    The provisions of paragraphs 43 and 73 are hereby personally accepted and the Tenant's performance and payments thereof personally guaranteed.


                                    /s/ Scott Levy
                                    ------------------------------------


                                    PURO CORP OF AMERICA
                                    ------------------------------------

STABAL REALTY CORP.                                        PURO CORP. OF AMERICA
141 GREAT NECK ROAD                                        56-45 58TH STREET
GREAT NECK, NY 11021                                       MASPETH, NY 11378

          LEASE MODIFICATION, by and between, Stabal Realty Corp., as Landlord and Puro Corp. of America as Tenant, dated February 15, 1996.

The lease and riders between us dated October 9, 1995 (the "Original Lease") is modified as follows:

1. Premises: The new premises will be the entire building known as 76-78 Mall Drive, Comack, New York, consisting of the west portion leased pursuant to the Original Lease and the easterly portion leased pursuant to this Lease Modification.

2. Rent: The new rental payments (Schedule A) is attached to this Lease Modification.

3. Acceptance by Tenant of Physical Conditions: Par. 50, page 5 of the Original Lease is amended as follows for Unit 76 Mall Drive (easterly portion of building). Landlord Work: Landlord agrees to repair the existing blacktop and fencing in driveway and rear yard, and deliver the premises vacant and broom clean. Condition of Premises: Tenant acknowledges having inspected the demised premises throughout and accepts same in their "as is" condition without representation or warranty by the Landlord as to the condition of the said demised premises and without any repair, replacement, alteration or redecoration to be made by Landlord.

4. Tenants Occupancy of the Entire Building: As of the Commencement Date of this Lease Modification, Tenant shall occupy 100% of the building and therefore all references in the Original Lease that refer to the original 50% payment to the Landlord shall now be amended to 100%. This shall include, but not be limited to, Par. 41 Real Estate Taxes, Par. 42 Additional Maintenance and Insurance and any other costs or payments to Landlord by Tenant.

5. Broker: Par. 43 of rider Page 2 of the Original Lease is amended as follows: For Unit 76 Mall Drive (easterly portion of the building), Landlord and Tenant warrant and represent to each other that no broker brought about the execution of this Lease Modification. Tenant agrees to indemnify and hold the Landlord harmless against any and all claims of any nature whatsoever by any other person, firm or corporation for any brokerage commissions or any other compensation in connection with this Lease Modification arising from any act on the part of Tenant.

6. Security: Par. 32 of the Original Lease is amended as follows: Tenant will deposit with the Landlord upon signing this Lease Modification $l0,000 as additional security, which will escalate pursuant to rider #77 page 15 in the rider of the original Lease.

7. Environmental Hazards: Par. 67 of rider, page 10 of the Original Lease, shall properly be numbered par. 69.

8. Commencement Date: This Lease Modification shall commence on March 1, 1996, however, in the event the Landlord is unable to deliver the easterly portion of the building (76 Mall Drive) by March 1, 1996 (the Commencement
     Date), due to the current holdover tenant's failure to vacate on such date, the Commencement Date of this Lease Modification shall be the date on which the Landlord delivers the subject premises to the Tenant vacant and broom clean, but no later than March 31, 1996 or contract will be voided.

9. All other terms and conditions of the Original Lease and riders dated October 9, 1995 remain in effect and unchanged.

10. The captions of provisions of the Original Lease and in this Lease Modification are inserted only as a matter of convenience and for reference and they will no way define, limit or describe the scope of the Original Lease or this Lease Modification or the intent of any provision thereof.

11. If any term, covenant or condition of the Original Lease or this Lease Modification shall be held to be invalid, illegal or unenforceable in any respect, the Original Lease and this Lease Modification shall be construed without such provision.


AGREED TO AND ACCEPTED:                      AGREED TO AND ACCEPTED:
PURO CORP. OF AMERICA                        STABAL REALTY CORP.



By: /s/ Scott Levy                           By: Gerald Finger
    ------------------------                     ----------------------------
    Scott Levy                                   Gerald Finger


Witness for Tenant:                          Witness for Landlord:


/s/ LaDonna Reinhart                         /s/ LaDonna Reinhart
----------------------------                 --------------------------------

                         STABAL REALTY CORP. - Landlord
                         PURO CORP. OF AMERICA - Tenant

                      LEASE MODIFICATION DATED Feb 15, 1996

                                   SCHEDULE A

1. From March 1, 1996 through October 31, 1997 the annual rent shall be $123,250.00 payable in equal monthly installments of $10,270.83;

2. From November 1, 1997 through February 28, 1998 the annual rent shall be $126,412.50 payable in equal monthly installments of $10,534.37;

3. From March 1, 1996 through October 31, 1996 the annual rent shall be $129,412.50 payable in equal monthly installments of $10,784.37;

4. From November 1, 1998 through February 29, 1999 the annual rent shall be $132,733.13 payable in equal monthly installments at $11,061.09;

5. From March 1, 1999 through October 31,1999 the annual rent shall be $135,883.13 payable in equal monthly installments of $11,323.59;

6. From November 1, 1999 through February 25, 2000 the annual rent shall be $139,369.78 payable in equal monthly installments of $11,614.14;

7. From March 1, 2000 through March 31, 2001 the annual rent shall be $142,677.26 payable in equal monthly installments of $11,889.77;


Option Period:

1. From April 1, 2001 through March 31, 2002 the annual rent shall be $149,811.14 payable in equal monthly installments of $12,484.26;

2. From April 1, 2002 through March 31, 2003 the annual rent shall be $157,301.69 payable in equal monthly installments of $13,108.47;

3. From April 1, 2003 through March 31, 2004 the annual rent shall be $165,166.77 payable in equal monthly installments of $13,763.89;

4. From April 1, 2004 through March 31, 2005 the annual rent shall be $173,425.10 payable in equal monthly installments at $14,452.09;

5. From April 1, 2005 through March 31, 2006 the annual rent shall be $182,096.36 payable in equal monthly installments of $15,174.69;

                             Year             Mo
3-1-96 - 2-28-96           60,000.-         5,000.-
3-1-98 - 2-28-99           63,000.-         5,250.-
3-1-99 - 2-28-2000         66,150.-         5,512.50
3-1-00 - 3-31-2001         69,457.50        5,788.12


                                    Option 1

4-1-01 - 3-31-02           72,930.37        6,077.53
4-1-02 - 3-31-03           76,576.88        6,381.40
4-1-03 - 3-31-04           80,405.72        6,700.47
4-1-04 - 3-31-05           84,426.-         7,035.50
4-1-05 - 3-31-06           88,647.30        7,387.27

                                   SCHEDULE A

1. From November 1, 1995 through October 31, 1997 the annual rent shall be $63,250.00 payable in equal monthly installments of $5,270.83;

2. From November 1, 1997 through October 31, 1998 the annual rent shall be $66,412.50 payable in equal monthly installments of $5,534.38;

3. From November 1, 1998 through October 31, 1999 the annual rent shall be $69,733.13 payable in equal monthly installments of $5.811.09;

4. From November 1, 1999 through March 31, 2001 the annual rent shall be $73,219.78 payable in equal monthly installments of $6,101.65;


Option Period:

1. From April 1, 2001 through March 3l, 2O02 the annual rent shall be $76,880.77 payable in equal monthly installments of $6,406.73;

2. From April 1, 2002 through March 31, 2003 the annual rent shall be $80,724.81 payable in equal monthly installments of $6,727.06;

3. From April 1, 2003 through March 31, 2004 the annual rent shall be $84,761.05 payable in equal monthly installments of $7,063.42;

4. From April 1, 2004 through March 31, 2005 the annual rent shall be $88,999.10 payable in equal monthly installments of $7,416.59;

5. From April 1, 2OO5 through March 3l, 2006 the annual rent shall be $93,449.06 payable in equal monthly installments of $7,787.42;